Exhibit 11.1


                          INDEPENDENT AUDITORS' CONSENT



   The Board of Directors
   Concorde Funds, Inc.:

   We consent to the use of our report incorporated by reference in the Statement of Additional Information and to the reference to our firm under the heading "Financial Highlights" in the Prospectus and under the heading "Independent Certified Public Accountants" in the Statement of Additional Information, included in the Concorde Funds, Inc. Form N-1A as of January 26, 1998.


                                 Kinder & Wyman, P.C.

   Dallas, Texas
   January 26, 1998